Certified Public Accountants and Advisors

A PCAOB Registered Firm

817-721-0341 bartoncpafirm.com Cypress, Texas

EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use, in this Registration Statement on Form S-1, of our report dated January 12, 2024, with respect to our audit of the financial statements of BestGofer, Inc. as of November 30, 2023, and for the year then ended. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Very truly yours,

/s/ BARTON CPA

BARTON CPA

Cypress, Texas

January 12, 2024.